Exhibit 99.1
ANYWHERE REAL ESTATE INC. REPORTS
THIRD QUARTER 2022 FINANCIAL RESULTS

MADISON, N.J. (October 27, 2022) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the quarter ended September 30, 2022.
“In the third quarter Anywhere delivered meaningful profitability, even with an increasingly challenging housing backdrop,” said Ryan Schneider, Anywhere president and CEO. “I believe Anywhere is well-positioned to lead through the current environment and into the future as we continue to strategically invest to grow our core business and simplify the consumer experience.”

“We are on course this year to realize our cost savings target, proactively redeem our 2023 debt maturities, and integrate our brokerage and title operations, all of which strengthen the foundation of our business and improve our cost basis,” said Charlotte Simonelli, Anywhere executive vice president, chief financial officer, and treasurer. “Our third quarter's results demonstrated our profit delivery even in a challenging part of housing market.”

Third Quarter 2022 Highlights
•Generated Revenue of $1.8 billion, a decrease of 17% year-over-year, largely impacted by lower homesale transaction volume and the absence of $99 million of revenue at Title Group due to the sale of the Title Insurance Underwriter during the first quarter of 2022.
•Reported Net income of $55 million, a decrease of $59 million vs. prior year, and basic earnings per share of $0.49.
•Generated Operating EBITDA of $166 million, a decrease of $107 million year-over-year (See Table 5a), primarily due to lower homesale transaction volume and an increase in legal accruals.
•On track to deliver the previously committed permanent and temporary cost savings of $140 million and increased the full year savings target to $150 million.
•Generated Free Cash Flow of $99 million vs. $282 million for the corresponding quarter last year (See Table 7).
•Combined closed transaction volume decreased 17% year-over-year.
•Anywhere Advisors agent count grew 7% year-over-year on a like for like basis, the ninth consecutive quarter of sequential growth, and continued to maintain strong retention levels.
•At September 30, 2022, our Senior Secured Leverage Ratio was 0.02x (See Table 8a) and Net Debt Leverage Ratio was 3.8x (See Table 8b).
•On October 18, 2022, the Company issued a notice of redemption to redeem on November 17, 2022 all of the $340 million of its outstanding 4.875% Senior Notes due 2023.
•Recognized by Forbes magazine as one of the World's Best Employers for the second consecutive year.

Anywhere Reports Financial Results for Third Quarter 2022

Third Quarter 2022 Financial Highlights
The following table sets forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended September 30,
	2022	2021	Change	% Change
Revenue	$1,808	$2,186	$(378)	(17)%
Operating EBITDA [1]	166	273	(107)	(39)
Net income attributable to Anywhere	55	114	(59)	(52)
Adjusted net income [2]	66	120	(54)	(45)
Earnings per share	0.49	0.98	(0.49)	(50)
Adjusted earnings per share [2]	0.59	1.03	(0.44)	(43)
Free Cash Flow [3]	99	282	(183)	(65)
Net cash provided by operating activities	$134	$303	$(169)	(56)%

Select Key Drivers
Franchise Group 4 5
Closed homesale sides	243,494	316,195		(23)%
Average homesale price	$449,313	$427,052		5%
Owned Brokerage Group [5]
Closed homesale sides	86,022	101,536		(15)%
Average homesale price	$681,387	$662,006		3%
Title Group
Purchase title and closing units	35,045	45,011		(22)%
Refinance title and closing units	3,339	12,140		(72)%
_______________
Footnotes:
1 See Tables 5a and 5b. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Owned Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) decreased 17% compared with the third quarter of 2021.

Anywhere Reports Financial Results for Third Quarter 2022

2022 Financial Estimates
The Company's previous estimate of Operating EBITDA for full year 2022 had been in the range of $600 to $700 million, which was based on an estimated decline in projected year-over-year homesale transaction volume in the range of (10)% to (20)% in the second half of 2022.
The Company now estimates year-over-year declines in homesale transaction volume of over 25% in the fourth quarter of 2022.
Based off this lower estimated volume, the Company does not believe it will achieve the low end of its prior estimate of Operating EBITDA for full year 2022 and is not providing a revised estimate in light of the current high degree of macroeconomic volatility, in particular with respect to factors impacting the residential real estate industry.
Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $272 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.6 billion at September 30, 2022. The Company's Net Debt Leverage Ratio was 3.8x at September 30, 2022 (see Table 8b).
During the third quarter of 2022, the Company used cash on hand to repurchase $7 million of its 4.875% Senior Notes due 2023 in open market purchases at approximately par value, plus accrued interest to the repurchase date. As of September 30th, $340 million of its 4.875% Senior Notes due 2023 remain outstanding. On October 18, 2022, the Company issued a notice of redemption to redeem on November 17, 2022 all of the $340 million of its outstanding 4.875% Senior Notes due 2023 using borrowings under its Revolving Credit Facility and cash on hand. For the three months ended September 30, 2022, the Company repurchased and retired 4.9 million shares of common stock for $52 million. As of September 30, 2022, $203 million remained available for repurchase under the share repurchase program.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, October 27, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its Q3 2022 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.anywhere.re or by dialing (888) 330-3077 (toll free); international participants should dial (646) 960-0674. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services in the U.S., Anywhere includes franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, supporting approximately 1.5 million home transactions in 2021. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 198,900 independent sales agents in the U.S. and approximately 142,500 independent sales agents in 118 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for eleven consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work four years in a row, named one of  LinkedIn’s 2021 Top Companies in the U.S., and honored on the Forbes list of World’s Best Employers 2022.

Anywhere Reports Financial Results for Third Quarter 2022

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements," including the information appearing under 2022 Financial Estimates. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to factors that impact homesale transaction volume, such as: continued or accelerated declines in home sales, stagnant or declining home prices, continued or accelerated increases in mortgage rates, continued or accelerated declines in housing affordability, consumer demand or inventory, or excessive inventory; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to contraction or stagnation in the U.S. economy and continued or accelerated increases in inflation; adverse developments or outcomes in current or future litigation, in particular pending antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); industry structure changes that disrupt the functioning of the residential real estate market; the impact of evolving competitive and consumer dynamics, including that the Company's share of the commission income generated by homesale transactions may continue to shift to affiliated independent sales agents or otherwise erode due to market factors and our ability to compete against traditional and non-traditional competitors; our ability to execute our business strategy and achieve growth, including with respect to the recruitment and retention of productive independent sales agents, attraction and retention of franchisees and development or procurement of products, services and technology that support our strategic initiatives; risks related to our substantial indebtedness and our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; our ability to realize the expected benefits from our existing or future joint ventures or strategic partnerships; adverse impacts from the COVID-19 crisis or other pandemics or epidemics; risks related to our business structure, including our geographic and high-end market concentration, the operating results of our affiliated franchisees, and risks related to a loss of our largest real estate benefit program; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or data security laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Risk Factors" and "Legal Proceedings" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a,

Anywhere Reports Financial Results for Third Quarter 2022

8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
Alicia.Swift@anywhere.re	Trey.Sarten@anywhere.re

Tim Swanson	Kyle Kirkpatrick
(973) 407-2612	(973) 407-5236
Tim.Swanson@anywhere.re	Kyle.Kirkpatrick@anywhere.re

Anywhere Reports Financial Results for Third Quarter 2022                    6
Table 1

ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Gross commission income	$1,469	$1,689	$4,473	$4,616
Service revenue	189	315	652	878
Franchise fees	114	139	338	391
Other	36	43	122	124
Net revenues	1,808	2,186	5,585	6,009
Expenses
Commission and other agent-related costs	1,170	1,309	3,560	3,567
Operating	320	424	1,082	1,230
Marketing	59	69	195	193
General and administrative	92	120	297	324
Former parent legacy cost, net	1	—	1	1
Restructuring costs, net	16	4	23	14
Impairments	3	1	3	3
Depreciation and amortization	53	50	159	152
Interest expense, net	30	52	76	147
Loss on the early extinguishment of debt	—	3	92	21
Other (income) loss, net	(2)	1	(140)	(17)
Total expenses	1,742	2,033	5,348	5,635
Income before income taxes, equity in losses (earnings) and noncontrolling interests	66	153	237	374
Income tax expense	8	48	52	125
Equity in losses (earnings) of unconsolidated entities	2	(11)	16	(52)
Net income	56	116	169	301
Less: Net income attributable to noncontrolling interests	(1)	(2)	(3)	(5)
Net income attributable to Anywhere	$55	$114	$166	$296

Earnings per share attributable to Anywhere shareholders:
Basic earnings per share	$0.49	$0.98	$1.44	$2.55
Diluted earnings per share	$0.48	$0.95	$1.42	$2.46
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	112.2	116.6	115.3	116.3
Diluted	113.5	120.3	117.0	120.2

Anywhere Reports Financial Results for Third Quarter 2022                    7
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (f) the (gain) loss on the sale of businesses, investments or other assets and (g) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Commencing in the first quarter of 2022, the Company revised its approach to Adjusted net income to exclude the impact of the sale of businesses, investments or other assets. Adjusted net income for the three and nine months ended September 30, 2021 have been revised to reflect this change.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income to Adjusted net income for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to Anywhere	$55	$114	$166	$296
Addback:
Mark-to-market interest rate swap gains	(5)	(1)	(40)	(8)
Former parent legacy cost, net	1	—	1	1
Restructuring costs, net	16	4	23	14
Impairments	3	1	3	3
Loss on the early extinguishment of debt	—	3	92	21
Loss (gain) on the sale of businesses, investments or other assets, net	—	1	(135)	(14)
Adjustments for tax effect (a)	(4)	(2)	15	(5)
Adjusted net income attributable to Anywhere	$66	$120	$125	$308

Earnings per share attributable to Anywhere:
Basic earnings per share:	$0.49	$0.98	$1.44	$2.55
Diluted earnings per share:	$0.48	$0.95	$1.42	$2.46

Adjusted earnings per share attributable to Anywhere:
Adjusted basic earnings per share:	$0.59	$1.03	$1.08	$2.65
Adjusted diluted earnings per share:	$0.58	$1.00	$1.07	$2.56

Weighted average common and common equivalent shares outstanding:
Basic:	112.2	116.6	115.3	116.3
Diluted:	113.5	120.3	117.0	120.2
_______________
(a)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for Third Quarter 2022                    8
Table 2
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$272	$735
Restricted cash	5	8
Trade receivables (net of allowance for doubtful accounts of $11 for both periods presented)	165	123
Relocation receivables	248	139
Other current assets	223	183
Total current assets	913	1,188
Property and equipment, net	323	310
Operating lease assets, net	447	453
Goodwill	2,916	2,923
Trademarks	687	687
Franchise agreements, net	971	1,021
Other intangibles, net	156	171
Other non-current assets	600	457
Total assets	$7,013	$7,210
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$163	$130
Securitization obligations	169	118
Current portion of long-term debt	354	10
Current portion of operating lease liabilities	125	128
Accrued expenses and other current liabilities	531	666
Total current liabilities	1,342	1,052
Long-term debt	2,486	2,940
Long-term operating lease liabilities	403	417
Deferred income taxes	341	353
Other non-current liabilities	225	256
Total liabilities	4,797	5,018
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 109,470,581 shares issued and outstanding at September 30, 2022 and 116,588,430 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	4,803	4,947
Accumulated deficit	(2,541)	(2,712)
Accumulated other comprehensive loss	(50)	(50)
Total stockholders' equity	2,213	2,186
Noncontrolling interests	3	6
Total equity	2,216	2,192
Total liabilities and equity	$7,013	$7,210

Anywhere Reports Financial Results for Third Quarter 2022                    9
Table 3
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net income	$169	$301
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	159	152
Deferred income taxes	6	76
Impairments	3	3
Amortization of deferred financing costs and debt discount (premium)	7	12
Loss on the early extinguishment of debt	92	21
Gain on the sale of businesses, investments or other assets, net	(135)	(14)
Equity in losses (earnings) of unconsolidated entities	16	(52)
Stock-based compensation	20	21
Mark-to-market adjustments on derivatives	(40)	(8)
Other adjustments to net income	(3)	(2)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(44)	(13)
Relocation receivables	(112)	(46)
Other assets	(50)	(12)
Accounts payable, accrued expenses and other liabilities	(139)	32
Dividends received from unconsolidated entities	2	49
Other, net	(22)	(31)
Net cash (used in) provided by operating activities	(71)	489
Investing Activities
Property and equipment additions	(83)	(71)
Payments for acquisitions, net of cash acquired	(17)	(3)
Net proceeds from the sale of businesses	63	15
Investment in unconsolidated entities	(18)	(7)
Proceeds from the sale of investments in unconsolidated entities	13	—
Other, net	17	(2)
Net cash used in investing activities	(25)	(68)

Anywhere Reports Financial Results for Third Quarter 2022                    10

	Nine Months Ended September 30,
	2022	2021
Financing Activities
Repayments of Term Loan A Facility and Term Loan B Facility	—	(1,490)
Proceeds from issuance of Senior Notes	1,000	905
Redemption of Senior Secured Second Lien Notes	(550)	—
Redemption of Senior Notes	(550)	—
Repurchase of Senior Notes	(67)	—
Proceeds from issuance of Exchangeable Senior Notes	—	403
Payments for purchase of Exchangeable Senior Notes hedge transactions	—	(67)
Proceeds from issuance of Exchangeable Senior Notes warrant transactions	—	46
Amortization payments on term loan facilities	(7)	(8)
Net change in securitization obligations	51	40
Debt issuance costs	(22)	(20)
Cash paid for fees associated with early extinguishment of debt	(80)	(11)
Repurchase of common stock	(97)	—
Taxes paid related to net share settlement for stock-based compensation	(16)	(9)
Other, net	(29)	(27)
Net cash used in financing activities	(367)	(238)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(3)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(466)	183
Cash, cash equivalents and restricted cash, beginning of period	743	523
Cash, cash equivalents and restricted cash, end of period	$277	$706

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $4 and $3 respectively)	$123	$121
Income tax payments, net	61	32

Anywhere Reports Financial Results for Third Quarter 2022                    11
Table 4a

ANYWHERE REAL ESTATE INC.
2022 vs. 2021 KEY DRIVERS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Anywhere Brands - Franchise Group (a)
Closed homesale sides	243,494	316,195	(23)%	724,858	881,356	(18)%
Average homesale price	$449,313	$427,052	5%	$458,767	$419,223	9%
Average homesale broker commission rate	2.43%	2.44%	(1) bps	2.43%	2.46%	(3) bps
Net royalty per side	$422	$401	5%	$429	$402	7%
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	86,022	101,536	(15)%	253,422	280,474	(10)%
Average homesale price	$681,387	$662,006	3%	$708,719	$654,113	8%
Average homesale broker commission rate	2.40%	2.42%	(2) bps	2.40%	2.43%	(3) bps
Gross commission income per side	$17,070	$16,633	3%	$17,649	$16,457	7%
Anywhere Integrated Services - Title Group
Purchase title and closing units (b)	35,045	45,011	(22)%	107,395	123,076	(13)%
Refinance title and closing units (c)	3,339	12,140	(72)%	16,119	45,676	(65)%
Average fee per closing unit (d)	$3,127	$2,801	12%	$3,149	$2,632	20%
_______________
(a)Includes all franchisees except for Owned Brokerage Group.
(b)Purchase title and closing units for the three and nine months ended September 30, 2021 were revised to reflect a decrease of 1,993 and 5,131 units, respectively. The change was for the number of units only and did not impact revenue.
(c)Refinance title and closing units for the three and nine months ended September 30, 2021 were revised to reflect a decrease of 696 and 2,099 units, respectively. The change was for the number of units only and did not impact revenue.
(d)With the change in units noted above, Average fee per closing unit for the three and nine months ended September 30, 2021 was updated to reflect an increase of $126 and $108 per closing unit, respectively.

Anywhere Reports Financial Results for Third Quarter 2022                    12
Table 4b

ANYWHERE REAL ESTATE INC.
2021 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Anywhere Brands - Franchise Group (a)
Closed homesale sides	244,698	320,463	316,195	281,680	1,163,036
Average homesale price	$394,000	$430,756	$427,052	$440,751	$424,436
Average homesale broker commission rate	2.47%	2.46%	2.44%	2.43%	2.45%
Net royalty per side	$382	$418	$401	$421	$406
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	74,993	103,945	101,536	90,661	371,135
Average homesale price	$608,960	$678,978	$662,006	$667,188	$657,307
Average homesale broker commission rate	2.43%	2.43%	2.42%	2.41%	2.42%
Gross commission income per side	$15,393	$17,053	$16,633	$16,573	$16,486
Anywhere Integrated Services - Title Group
Purchase title and closing units (b)	32,502	45,563	45,011	40,111	163,187
Refinance title and closing units (c)	19,806	13,730	12,140	10,999	56,675
Average fee per closing unit (d)	$2,348	$2,720	$2,801	$2,962	$2,709
_______________
(a)Includes all franchisees except for Owned Brokerage Group.
(b)Purchase title and closing units for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 were revised to reflect a decrease of 1,326, 1,812 and 1,993 units, respectively. The change was for the number of units only and did not impact revenue.
(c)Refinance title and closing units for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 were revised to reflect a decrease of 661, 742 and 696 units, respectively. The change was for the number of units only and did not impact revenue.
(d)With the change in units noted above, Average fee per closing unit for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 was updated to reflect an increase of $86, $112 and $126, respectively.

Anywhere Reports Financial Results for Third Quarter 2022                    13
Table 5a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In millions)
Set forth in the table below is a reconciliation of Net income attributable to Anywhere to Operating EBITDA for the three-month periods ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	2022	2021
Net income attributable to Anywhere	$55	$114
Income tax expense	8	48
Income before income taxes	63	162
Add: Depreciation and amortization	53	50
Interest expense, net	30	52
Restructuring costs, net (a)	16	4
Impairments (b)	3	1
Former parent legacy cost, net (c)	1	—
Loss on the early extinguishment of debt (c)	—	3
Loss on the sale of businesses, investments or other assets, net	—	1
Operating EBITDA	$166	$273
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2022	2021			2022	2021			2022	2021
Franchise Group	$306	$342	$(36)	(11)%	$202	$211	$(9)	(4)%	66%	62%	4
Owned Brokerage Group	1,486	1,705	(219)	(13)	(1)	51	(52)	(102)	—	3	(3)
Title Group (e)	113	250	(137)	(55)	9	54	(45)	(83)	8	22	(14)
Corporate and Other	(97)	(111)	14	(e)	(44)	(43)	(1)	(2)
Total Company	$1,808	$2,186	$(378)	(17)%	$166	$273	$(107)	(39)%	9%	12%	(3)
_______________

(a)Restructuring charges incurred for the three months ended September 30, 2022 include $2 million at Franchise Group, $8 million at Owned Brokerage Group and $6 million at Corporate and Other. Restructuring charges incurred for the three months ended September 30, 2021 include $1 million at Franchise Group, $2 million at Owned Brokerage Group and $1 million at Corporate and Other.
(b)Non-cash impairments for the three months ended September 30, 2022 primarily relate to lease asset and software impairments and for the three months ended September 30, 2021 primarily relate to software impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $97 million and $111 million during the three months ended September 30, 2022 and 2021, respectively, and are eliminated through the Corporate and Other line.
(e)Title Group includes our title, escrow and settlement services (title agency) businesses, our minority-owned mortgage origination joint venture and our minority-owned Title Insurance Underwriter Joint Venture. The sale of the Title Underwriter on March 29, 2022 resulted in declines of $99 million in underwriter revenue and $17 million in Operating EBITDA in the third quarter of 2022 as compared to the third quarter of 2021, with $2 million of equity in earnings attributable to the Title Insurance Underwriter Joint Venture partially offsetting the decline in earnings. The Operating EBITDA contribution from our mortgage origination joint venture declined $14 million from earnings of $11 million for the three-month period ended September 30, 2021 to losses of $3 million for the three-month period ended September 30, 2022.

Anywhere Reports Financial Results for Third Quarter 2022                    14
Table 5b
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In millions)
Set forth in the table below is a reconciliation of Net income attributable to Anywhere to Operating EBITDA for the nine-month periods ended September 30, 2022 and 2021:

	Nine Months Ended September 30,
	2022	2021
Net income attributable to Anywhere	$166	$296
Income tax expense	52	125
Income before income taxes	218	421
Add: Depreciation and amortization	159	152
Interest expense, net	76	147
Restructuring costs, net (a)	23	14
Impairments (b)	3	3
Former parent legacy cost, net (c)	1	1
Loss on the early extinguishment of debt (c)	92	21
Gain on the sale of businesses, investments or other assets, net (d)	(135)	(14)
Operating EBITDA	$437	$745
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2022	2021			2022	2021			2022	2021
Franchise Group	$912	$943	$(31)	(3)%	$544	$576	$(32)	(6)%	60%	61%	(1)
Owned Brokerage Group	4,525	4,667	(142)	(3)	(30)	116	(146)	(126)	(1)	2	(3)
Title Group (f)	447	706	(259)	(37)	27	170	(143)	(84)	6	24	(18)
Corporate and Other	(299)	(307)	8	(e)	(104)	(117)	13	11
Total Company	$5,585	$6,009	$(424)	(7)%	$437	$745	$(308)	(41)%	8%	12%	(4)
_______________

(a)Restructuring charges incurred for the nine months ended September 30, 2022 include $4 million at Franchise Group, $11 million at Owned Brokerage Group and $8 million at Corporate and Other. Restructuring charges incurred for the nine months ended September 30, 2021 include $4 million at Franchise Group, $6 million at Owned Brokerage Group and $4 million at Corporate and Other.
(b)Non-cash impairments for the nine months ended September 30, 2022 and 2021 primarily relate to software and lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Gain on the sale of businesses, investments or other assets, net for the nine months ended September 30, 2022 is recorded in Title Group and related to the sale of the Title Underwriter during the first quarter of 2022 and the sale of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture during the second quarter of 2022. Gain on the sale of businesses, investments or other assets, net for the nine months ended September 30, 2021 is primarily recorded in Owned Brokerage Group.
(e)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $299 million and $307 million during the nine months ended September 30, 2022 and 2021, respectively, and are eliminated through the Corporate and Other line.
(f)Title Group includes our title, escrow and settlement services (title agency) businesses, our minority-owned mortgage origination joint venture and our minority-owned Title Insurance Underwriter Joint Venture. The sale of the Title Underwriter resulted in declines of $207 million in underwriter revenue and $45 million in Operating EBITDA during the nine months ended September 30, 2022 compared to the same period in 2021, with $5 million of equity in earnings attributable to the Title Insurance Underwriter Joint Venture partially offsetting the decline in earnings. The Operating EBITDA contribution from the mortgage origination joint venture declined $61 million from earnings of $49 million for the nine-month period ended September 30, 2021 to losses of $12 million for the nine-month period ended September 30, 2022. The decline was primarily driven by significantly higher mortgage rates and margin compression.

Anywhere Reports Financial Results for Third Quarter 2022                    15
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2022 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,	September 30,
	2022	2022	2022
Net revenues (a)
Franchise Group	$267	$339	$306
Owned Brokerage Group	1,264	1,775	1,486
Title Group	190	144	113
Corporate and Other	(86)	(116)	(97)
Total Company	$1,635	$2,142	$1,808

Operating EBITDA
Franchise Group	$138	$204	$202
Owned Brokerage Group	(40)	11	(1)
Title Group	(3)	21	9
Corporate and Other	(26)	(34)	(44)
Total Company	$69	$202	$166

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$69	$202	$166

Less: Depreciation and amortization	51	55	53
Interest expense, net	18	28	30
Income tax expense	12	32	8
Restructuring costs, net (b)	4	3	16
Impairments (c)	—	—	3
Former parent legacy cost, net (d)	—	—	1
Loss on the early extinguishment of debt (d)	92	—	—
Gain on the sale of businesses, investments or other assets, net (e)	(131)	(4)	—
Net income attributable to Anywhere	$23	$88	$55
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $86 million, $116 million and $97 million for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,	September 30,
	2022	2022	2022
Franchise Group	$1	$1	$2
Owned Brokerage Group	2	1	8
Corporate and Other	1	1	6
Total Company	$4	$3	$16
(c)Non-cash impairments for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022 primarily relate to lease asset and software impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt is recorded in Corporate and Other.
(e)Gain on the sale of businesses, investments or other assets, net is recorded in Title Group related to the sale of the Title Underwriter during the first quarter of 2022 and the sale of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture during the second quarter of 2022.

Anywhere Reports Financial Results for Third Quarter 2022                    16
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2021 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Net revenues (a)
Franchise Group	$254	$347	$342	$306	$1,249
Owned Brokerage Group	1,171	1,791	1,705	1,522	6,189
Title Group	201	255	250	246	952
Corporate and Other	(79)	(117)	(111)	(100)	(407)
Total Company	$1,547	$2,276	$2,186	$1,974	$7,983

Operating EBITDA
Franchise Group	$141	$224	$211	$175	$751
Owned Brokerage Group	(5)	70	51	(7)	109
Title Group	61	55	54	30	200
Corporate and Other	(35)	(39)	(43)	(41)	(158)
Total Company	$162	$310	$273	$157	$902

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$162	$310	$273	$157	$902

Less: Depreciation and amortization	51	51	50	52	204
Interest expense, net	38	57	52	43	190
Income tax expense	17	60	48	8	133
Restructuring costs, net (b)	5	5	4	3	17
Impairments (c)	1	1	1	1	4
Former parent legacy cost, net (d)	—	1	—	—	1
Loss on the early extinguishment of debt (d)	17	1	3	—	21
(Gain) loss on the sale of businesses, investments or other assets, net (e)	—	(15)	1	3	(11)
Net income attributable to Anywhere	$33	$149	$114	$47	$343
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $79 million, $117 million, $111 million and $100 million for the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Franchise Group	$2	$1	$1	$1	$5
Owned Brokerage Group	2	2	2	1	7
Corporate and Other	1	2	1	1	5
Total Company	$5	$5	$4	$3	$17
(c)Impairments for the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 primarily relate to software and lease asset impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)(Gain) loss on the sale of businesses, investments or other assets, net is primarily recorded in Owned Brokerage Group.

Anywhere Reports Financial Results for Third Quarter 2022                    17
Table 6c

ANYWHERE REAL ESTATE INC.
2021 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Revenues
Gross commission income	$1,154	$1,773	$1,689	$1,502	$6,118
Service revenue	249	314	315	302	1,180
Franchise fees	105	147	139	130	521
Other	39	42	43	40	164
Net revenues	1,547	2,276	2,186	1,974	7,983
Expenses
Commission and other agent-related costs	885	1,373	1,309	1,186	4,753
Operating	384	422	424	439	1,669
Marketing	58	66	69	70	263
General and administrative	90	114	120	117	441
Former parent legacy cost, net	—	1	—	—	1
Restructuring costs, net	5	5	4	3	17
Impairments	1	1	1	1	4
Depreciation and amortization	51	51	50	52	204
Interest expense, net	38	57	52	43	190
Loss on the early extinguishment of debt	17	1	3	—	21
Other (income) expense, net	(2)	(16)	1	2	(15)
Total expenses	1,527	2,075	2,033	1,913	7,548
Income before income taxes, equity in (earnings) losses and noncontrolling interests	20	201	153	61	435
Income tax expense	17	60	48	8	133
Equity in (earnings) losses of unconsolidated entities	(31)	(10)	(11)	4	(48)
Net income	34	151	116	49	350
Less: Net income attributable to noncontrolling interests	(1)	(2)	(2)	(2)	(7)
Net income attributable to Anywhere	$33	$149	$114	$47	$343

Earnings per share attributable to Anywhere shareholders:
Basic earnings per share	$0.28	$1.28	$0.98	$0.40	$2.95
Diluted earnings per share	$0.28	$1.25	$0.95	$0.39	$2.85
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	115.9	116.5	116.6	116.6	116.4
Diluted	118.4	119.3	120.3	120.4	120.2

Anywhere Reports Financial Results for Third Quarter 2022                    18
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In millions)
A reconciliation of net income attributable to Anywhere to Free Cash Flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to Anywhere	$55	$114	$166	$296
Income tax expense	8	48	52	125
Income tax payments	(17)	(19)	(61)	(32)
Interest expense, net	30	52	76	147
Cash interest payments	(33)	(38)	(123)	(121)
Depreciation and amortization	53	50	159	152
Capital expenditures	(27)	(21)	(83)	(71)
Restructuring costs and former parent legacy items, net of payments	12	(3)	11	(8)
Impairments	3	1	3	3
Loss on the early extinguishment of debt	—	3	92	21
Loss (gain) on the sale of businesses, investments or other assets, net	—	1	(135)	(14)
Working capital adjustments	(2)	73	(202)	(34)
Relocation receivables (assets), net of securitization obligations	17	21	(61)	(6)
Free Cash Flow	$99	$282	$(106)	$458
A reconciliation of net cash provided by (used in) operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$134	$303	$(71)	$489
Property and equipment additions	(27)	(21)	(83)	(71)
Net change in securitization obligations	(6)	—	51	40
Effect of exchange rates on cash, cash equivalents and restricted cash	(2)	—	(3)	—
Free Cash Flow	$99	$282	$(106)	$458

Net cash used in investing activities	$(32)	$(17)	$(25)	$(68)
Net cash used in financing activities	$(85)	$(446)	$(367)	$(238)

Anywhere Reports Financial Results for Third Quarter 2022                    19
Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2022
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended September 30, 2022, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing four-quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include our unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at September 30, 2022 with a ratio of 0.02 to 1.00.
A reconciliation of net income attributable to Anywhere Group to Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended September 30, 2022 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Nine Months Ended	Three Months Ended	Nine Months Ended	Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2021	September 30, 2022	September 30, 2022
Net income attributable to Anywhere Group (a)	$343	$296	$47	$166	$213
Income tax expense	133	125	8	52	60
Income before income taxes	476	421	55	218	273
Depreciation and amortization	204	152	52	159	211
Interest expense, net	190	147	43	76	119
Restructuring costs, net	17	14	3	23	26
Impairments	4	3	1	3	4
Former parent legacy cost, net	1	1	—	1	1
Loss on the early extinguishment of debt	21	21	—	92	92
(Gain) loss on the sale of businesses, investments or other assets, net	(11)	(14)	3	(135)	(132)
Operating EBITDA (b)	902	745	157	437	594
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)					48
Non-cash charges (d)					28
Pro forma effect of acquisitions and new franchisees (e)					10
Incremental securitization interest costs (f)					5
EBITDA as defined by the Senior Secured Credit Agreement*					$685
Total senior secured net debt (g)					$12
Senior secured leverage ratio*					0.02	x
_______________
(a)Net income attributable to Anywhere Group consists of: (i) income of $47 million for the fourth quarter of 2021, (ii) income of $23 million for the first quarter of 2022, (iii) income of $88 million for the second quarter of 2022 and (iv) income of $55 million for the third quarter of 2022.
(b)Operating EBITDA consists of: (i) $157 million for the fourth quarter of 2021, (ii) $69 million for the first quarter of 2022, (iii) $202 million for the second quarter of 2022 and (iv) $166 million for the third quarter of 2022.
(c)Represents the four-quarter pro forma effect of business optimization initiatives.

Anywhere Reports Financial Results for Third Quarter 2022                    20
(d)Represents the elimination of non-cash expenses including $28 million of stock-based compensation expense, $4 million of foreign exchange expense and $3 million for the change in the allowance for doubtful accounts and notes reserves less $7 million of other items for the four-quarter period ended September 30, 2022.
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on October 1, 2021. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of October 1, 2021.
(f)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended September 30, 2022.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $225 million plus $24 million of finance lease obligations less $237 million of readily available cash as of September 30, 2022. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Unsecured Notes include our 4.875% Senior Notes due 2023, 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for Third Quarter 2022                    21
Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2022
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended September 30, 2022 (referred to as net debt leverage ratio) is set forth in the following table:

	As of September 30, 2022
Revolving Credit Facility	$—
Extended Term Loan A	225
4.875% Senior Notes	340
5.75% Senior Notes	900
5.25% Senior Notes	1,000
0.25% Exchangeable Senior Notes	403
Finance lease obligations	24
Corporate Debt (excluding securitizations)	2,892
Less: Cash and cash equivalents	272
Net Corporate Debt (excluding securitizations)	$2,620

EBITDA as defined by the Senior Secured Credit Agreement (a)	$685

Net Debt Leverage Ratio (b)	3.8	x
_______________
(a)See Table 8a for a reconciliation of Net income attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.

Anywhere Reports Financial Results for Third Quarter 2022                    22

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.